SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2004
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                        AMPAL-AMERICAN ISRAEL CORPORATION
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             (Exact name of Registrant as Specified in its Charter)

                                    New York
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                 (State or other Jurisdiction of Incorporation)


                 0-538                                   13-0435685
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        (Commission File Number)               (IRS Employer Identification No.)

   111 Arlozorov Street, Tel Aviv, Israel                       62098
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  (Address of Principal Executive Offices)                    (Zip Code)

                                 1-866-447-8636
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              (Registrant's Telephone Number, Including Area Code)

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         (Former Name or Former Address, if Changed Since Last Report )

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry Into a Material Definitive Agreement.

     On November 30, 2004, Ampal-American Israel Corporation (the "Company") entered into an agreement with Dafna Sharir, the Senior Vice President - Investments of the Company, with respect to the termination of her employment with the Company. Pursuant to the terms of the agreement, Ms. Sharir's employment with the Company terminated as of November 30, 2004, and Ms. Sharir will receive from the Company all unpaid salary and a performance bonus through the date of termination, as well as a lump sum amount equivalent to seven months of her salary and other benefits. In addition, Ms. Sharir also agreed to immediately terminate all of her options to purchase shares of Class A Stock of the Company pursuant to an option cancellation agreement entered into by the Company and Ms. Sharir.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMPAL-AMERICAN ISRAEL CORPORATION


Date:  December 2, 2004         By: /s/ Yoram Firon
                                    -----------------------------------
                                    Name:  Yoram Firon
                                    Title: Vice President - Investments
                                           and Corporate Affairs